                                 AMENDMENT NO. 8
                               TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT (this "Amendment") is entered into as of April 13, 2005, among LA PETITE ACADEMY, INC., a Delaware corporation (the "Borrower"); LPA HOLDING CORP., a Delaware corporation ("Holdings"); the Lenders party hereto; HERITAGE BANK, SSB (the "Administrative Agent") as Administrative Agent and as Resigning Issuing Bank (as defined below), and BANK OF AMERICA, N.A., as Successor Issuing Bank (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Borrower, Holdings, the Lenders and certain other persons signatory thereto entered into the Credit Agreement dated as of May 11, 1998 (as previously amended and modified by Amendment No. 1, dated as of December 13, 1999; Amendment No. 2, dated as of June 29, 2000; Amendment No. 3, dated as of November 14, 2002; Amendment No. 4, dated as of February 5, 2002; Amendment No. 5 dated as of February 10, 2003; and Amendment No. 6, dated as of July 31, 2003; and Amendment No. 7, dated as of November 30, 2004, and as otherwise amended or modified from time to time, the "Credit Agreement"); and

         WHEREAS, the Lenders and the Loan Parties have agreed to modify the Credit Agreement as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below.


                                    SECTION 1
                          AMENDMENT TO CREDIT AGREEMENT

         Effective as of the date hereof, the Credit Agreement is amended as follows:

         1.1 Notwithstanding the termination of all Swingline Loans under
Section 1.7 of Amendment No. 7 to Credit Agreement, the parties to this Amendment hereby agree that the ability of the Swingline Lender to make Swingline Loans is hereby reinstated in all respects under and pursuant to the terms of the Credit Agreement, and any references to the Swingline Lender or to the Swingline Loans in any Loan Document are, on and after the date hereof, restored to such Loan Document in full force and effect.

         1.2 The third sentence of SECTION 2.02(c) is amended and restated to read as follows:

                  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

         1.3 SECTION 2.04(a)(i) of the Credit Agreement is amended and restated to read as follows:

                  (i) the aggregate principal amount of outstanding Swingline Loans exceeding $4,000,000, or

         1.4 SECTION 2.04(b) of the Credit Agreement is amended and restated to read as follows:

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 10:00 a.m., Dallas, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
         SECTION 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

         1.5 SECTION 2.05(b) is amended to add the following language at the end of such Section:

         The Issuing Bank shall permit an issuance or renewal unless (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the issuance or renewal (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTION 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension or renewal, in each case at least one (1) Business Day prior to the proposed issuance or renewal.

                  If the Borrower so requests in any applicable letter of credit application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the LC Availability Period; provided, however, that the Issuing Bank shall permit any such extension unless (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTION 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension, in each case at least one (1) Business Day prior to the proposed issuance.

                  Notwithstanding the foregoing, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank;

                  (C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial stated amount less than, or $25,000, in the case of a standby Letter of Credit; or

                  (D) such Letter of Credit is to be denominated in a currency other than Dollars.

         1.6 SECTION 2.05(c) is amended and restated to read as follows:

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such

         Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the last day of the LC Availability Period; provided that any Letter of Credit may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the last day of the LC Availability Period;

         1.7 SECTION 2.05(j) is amended and restated to read as follows:

                  (j) Cash Collateralization. If (A) any Event of Default shall occur and be continuing or (B) to the extent any Letter of Credit is or may potentially be (after analysis of Letter of Credit extensions and the Maturity Date of this Agreement) still outstanding five (5) Business Days prior to the Maturity Date (notwithstanding the prohibitions in this Agreement to the contrary), on the Business Day that the Borrower receives notice from the Administrative Agent, the Issuing Bank, or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article
         VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments (if requested by the Borrower) shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         1.8 SECTION 2.09(a)(III) is amended and restated to read as follows:

         (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and a date that is no later than fifteen Business Days after such

Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

         1.9 SECTION 2.12(b) shall be amended to replace "1/4 of 1%" with "1/2 of 1%".

                                    SECTION 2
                           REPLACEMENT OF ISSUING BANK

         2.1 Replacement. Heritage Bank, SSB, hereby agrees to be replaced as Issuing Bank.

         2.2 Appointment.

         (a) The Administrative Agent agrees to replace Heritage Bank, SSB as Issuing Bank ("Resigning Issuing Bank") with Bank of America, N.A. ("Successor Issuing Bank"), under the Credit Agreement and the other Loan Documents.

         (b) Notwithstanding the replacement of Successor Issuing Bank, in order to minimize the administrative cost and expense associated with the transfer of certain of the duties and responsibilities of Issuing Bank under the Credit Agreement and other Loan Documents from Resigning Issuing Bank to Successor Issuing Bank, the parties hereby agree as follows:

         (i) Resigning Issuing Bank shall continue to be the issuer of the existing Letters of Credit issued and outstanding on the date hereof under the Credit Agreement as listed on Schedule 1 attached hereto (the "Existing Letters of Credit") until the earlier to occur of (i) the expiry of the Existing Letters of Credit or (ii) the date upon which Successor Issuing Bank has issued replacement Letters of Credit therefor which have been accepted by the beneficiary thereof (and such beneficiary has returned the originals of the Existing Letters of Credit to Resigning Issuing Bank. Resigning Issuing Bank shall provide such reports and other information to Borrower, Successor Issuing Bank, and the Lenders consistent with their respective past practice for these activities. Resigning Issuing Bank shall be entitled to all rights as Issuing Bank under the Credit Agreement with respect to the Existing Letters of Credit, including, without limitation, (x) reimbursement by Borrower for draws under any such outstanding Existing Letters of Credit issued by it, and (y) if not previously reimbursed or repaid by Borrower, require each Lender to fund its participation in such Existing Letter of Credit, all in accordance with the applicable terms and provisions of the Credit Agreement (with Resigning Issuing Bank being deemed to be the "Issuing Bank" for such purposes).

         (ii) All expenses and costs incurred by Resigning Issuing Bank in connection with the Agreement or in the performance thereof, whether now or in the future, including reasonable attorney fees, shall, upon demand, be paid by Borrower or if not paid by Borrower shall be paid by Administrative

         Agent on behalf of the Lenders, subject to Section 2.12 and 9.03 of the Credit Agreement.

         2.3 Consent. Borrower consents to such appointment of Successor Issuing Bank as Issuing Bank.

         2.4 Acceptance. Successor Issuing Bank accepts such appointment as Issuing Bank.

         2.5 Amendment.

         (a) The Credit Agreement and each other applicable Loan Document is deemed amended to reflect the appointment of Successor Issuing Bank as Issuing Bank (except with regard to the Existing Letters of Credit), under the Credit Agreement, and all references therein to Issuing Bank (except with regard to the Existing Letters of Credit) shall be to Successor Issuing Bank.

         (b) The applicable notice provisions in the Loan Documents are amended by replacing the contact information for Issuing Bank, with the following:

                                    Bank of America, N.A.
                                    901 Main Street
                                    66th Floor
                                    Dallas, TX 75202
                                    Attention: John W. Woodiel
                                               Edna Mitchell

                                    SECTION 3
                              CONDITIONS PRECEDENT

         This Amendment shall not be effective until the conditions set forth below have been satisfied (or waived by the Lenders).

         (a) Documentation. Receipt by the Administrative Agent of counterparts of this Amendment executed by each of the Loan Parties and the Required Lenders.

         (b) Fees and Expenses.

         (i) The payment by Borrower to Haynes and Boone, L.L.P., counsel to Highland Capital Management, L.P., of all legal fees incurred by such Persons in connection with the Credit Agreement to the extent an invoice for such fees and expenses is sent to the Borrower or its counsel prior to the date hereof, or, to the extent not invoiced prior to the date hereof, within 30 days following the date of such invoice.

                                    SECTION 4
                                  MISCELLANEOUS

         4.1 Ratification of Loan Documents. The terms "Credit Agreement" and "Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. The Borrower and Holdings each
(a) ratifies and confirms all provisions of the Credit Agreement, as amended by this Amendment, and the other Loan Documents; (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and secure full payment and performance of its obligations under the Credit Agreement and the other Loan Documents; and
(c) agrees to perform such reasonable acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents, and certificates as the Administrative Agent or Required Lenders may reasonably request in order for the Lenders to create, perfect, preserve and protect those guaranties, assurances and liens. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement, the other Loan Documents and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

         4.2 Authority/Enforceability. Each of the Loan Parties, the Administrative Agent and the Lenders party hereto represents and warrants as set forth below.

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         4.3 Representation and Warranties. Each of the Borrower and Holdings represents and warrants to the Lenders as set forth below.

                  (a) The representations and warranties of the Borrower and Holdings set forth in Article III of the Credit Agreement qualified as to materiality are true and correct as of the date hereof and those not so qualified are true and correct as of the date hereof in all material respects, except, in each case, for those that specifically relate to an earlier date.

                  (b) No event has occurred and is continuing which constitutes a Default or an Event of Default.

                  (c) The Security Documents create a valid security interest in, and Lien upon, the Collateral.

                  (d) The Loan Documents, as amended hereby, are valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

                  (e) The execution and delivery of this Amendment and the performance of the transactions contemplated hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         4.4 General Release. In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

         4.5 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

         4.6 Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Administrative Agent or the Required Lenders, as is reasonably necessary to carry out the intent of this Amendment, the Security Documents and the Loan Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than the Liens permitted by SECTION 6.02 of the Credit Agreement.

         4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or attorneys-in-fact as of the day and year first above written.


BORROWER:                              LA PETITE ACADEMY, INC.

                                       By:   /s/ Gary A. Graves
                                          --------------------------------------
                                       Name: Gary A. Graves
                                       Title: Chief Executive Officer, President


HOLDINGS:                              LPA HOLDING CORP.

                                       By:   /s/ Gary A. Graves
                                          --------------------------------------
                                       Name: Gary A. Graves
                                       Title: Chief Executive Officer, President

         Each of the undersigned are unconditional guarantors of all obligations of the Borrower under the Loan Documents and acknowledge and agree that (a) this Amendment does not modify or waive any of its obligations under the Loan Documents, including the Guarantee Agreements and (b) all Liens granted by it to support its obligations remain in full force and effect.


                                       LPA HOLDING CORP.

                                       By:   /s/ Gary A. Graves
                                          --------------------------------------
                                       Name: Gary A. Graves
                                       Title: Chief Executive Officer, President


                                       LPA SERVICES, INC.

                                       By:   /s/ Gary A. Graves
                                          --------------------------------------
                                       Name: Gary A. Graves
                                       Title: Chief Executive Officer, President


                                       BRIGHT START, INC.

                                       By:   /s/ Gary A. Graves
                                          --------------------------------------
                                       Name: Gary A. Graves
                                       Title: Chief Executive Officer, President

                                       HERITAGE BANK, SSB

                                       By:      /s/ Davis Deadman
                                          --------------------------------------
                                       Name:    Davis Deadman
                                            ------------------------------------
                                       Title:   CEO
                                             -----------------------------------

                                       BANK OF AMERICA, N.A., as Issuing Bank

                                       By:      /s/ John W. Woodiel III
                                          --------------------------------------
                                       Name:    John W. Woodiel III
                                            ------------------------------------
                                       Title:   Senior Vice President
                                             -----------------------------------

                                       BANC OF AMERICA STRATEGIC SOLUTIONS, INC.


                                       By:      /s/ John W. Woodiel III
                                          --------------------------------------
                                       Name:    John W. Woodiel III
                                            ------------------------------------
                                       Title:   Senior Vice President
                                             -----------------------------------

                                       ML CBO IV (CAYMAN) LTD
                                       By:     Highland Capital Management, L.P.
                                               as Collateral Manager

                                       By:     /s/ Mark Okada
                                          --------------------------------------
                                       Name:   Mark Okada
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------

                                       HIGHLAND LEGACY, LTD
                                       By:     Highland Capital Management, L.P.
                                               as Collateral Manager

                                       By:     /s/ Mark Okada
                                          --------------------------------------
                                       Name:   Mark Okada
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------

                                       PAMCO CAYMAN LTD
                                       By:     Highland Capital Management, L.P.
                                               as Collateral Manager

                                       By:     /s/ Mark Okada
                                          --------------------------------------
                                       Name:   Mark Okada
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------

                                       PAM CAPITAL FUNDING, L.P.
                                       By:     Highland Capital Management, L.P.
                                               as Collateral Manager

                                       By:     /s/ Mark Okada
                                          --------------------------------------
                                       Name:   Mark Okada
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------

                                       HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.
                                       By:     Highland Capital Management, L.P.
                                               as Collateral Manager

                                       By:     /s/ Mark Okada
                                          --------------------------------------
                                       Name:   Mark Okada
                                            ------------------------------------
                                       Title:  Chief Investment Officer
                                             -----------------------------------

                              CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM
                              By:     Highland Capital Management, L.P.
                                      as Authorized Representatives of the Board

                              By:     /s/ Mark Okada
                                 -----------------------------------------------
                              Name:   Mark Okada
                                   ---------------------------------------------
                              Title:  Chief Investment Officer
                                    --------------------------------------------